Exhibit 8(c)(2)

                        FIRST AMENDMENT TO
                     TRANSFER AGENT AGREEMENT

     This First Amendment to the Transfer Agent Agreement by and between The CornerCap Group of Funds (the "Fund") and Fortune Fund Administration, Inc. (the "Transfer Agent"), dated as of _____________, 1996 (the "Transfer Agent Agreement"), is made as of ______________, 1998.

                       W I T N E S S E T H:

     WHEREAS, the Transfer Agent acts as transfer agent for the Fund pursuant to the Transfer Agent Agreement;

     NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the amount and sufficiency of which are hereby acknowledged, the Fund and Transfer Agent agree as follows:

1. FEES AND EXPENSES. Notwithstanding any contrary provision in the Transfer Agent Agreement, CornerCap Investment Counsel, Inc. will pay any and all fees and reimburse any and all expenses (the "Fees and Expenses") due and payable to the Transfer Agent by the Fund under Section 24 and any other terms of the Transfer Agent Agreement. The Fund is not responsible for the Fees and Expenses after the date of this amendment to the Transfer Agent Agreement.

2.   NO FURTHER AMENDMENTS.  Except as amended herein, the
Transfer Agent Agreement shall continue in full force and effect pursuant to its terms.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Transfer Agent Agreement to be executed by their duly authorized officers as of the day and year first above written.

FORTUNE FUND ADMINISTRATION,  THE CORNERCAP GROUP OF FUNDS
INC.


By: ________________________   By:__________________________
Title:______________________   Title:_______________________

Attest:                       Attest:


By:_________________________  By:___________________________
Title:______________________  Title:________________________

ACKNOWLEDGED AND ACCEPTED BY:

CORNERCAP INVESTMENT
COUNSEL, INC.


By:_________________________
Title:______________________